Exhibit 4.4

EXECUTION VERSION

MERCEDES-BENZ VEHICLE TRUST,
as Borrower,

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Administrative Agent,

COLLATERAL TITLE CO.,
as Collateral Agent,

MERCEDES-BENZ FINANCIAL SERVICES USA LLC,
as Lender and as Servicer,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Indenture Trustee

2023-A EXCHANGE NOTE SUPPLEMENT

Dated as of May 1, 2023

TABLE OF CONTENTS

		Page
ARTICLE ONE

USAGE, DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.	Capitalized Terms; Rules of Usage	2

ARTICLE TWO

THE 2023-A EXCHANGE NOTE

Section 2.01.	Creation and Designation	3
Section 2.02.	Issuance of the 2023-A Exchange Note; Registered Pledge	3
Section 2.03.	2023-A Exchange Note Representations and Warranties	4
Section 2.04.	2023-A Exchange Note Interest Payments	4
Section 2.05.	2023-A Exchange Note Principal Payments	5
Section 2.06.	2023-A Reserve Account	5
Section 2.07.	Additional Representations and Warranties	5

ARTICLE THREE

THE 2023-A REFERENCE POOL

Section 3.01.	The 2023-A Reference Pool	6

ARTICLE FOUR

EXCHANGE NOTE DEFAULTS AND REMEDIES

Section 4.01.	2023-A Exchange Note Defaults	7
Section 4.02.	Exchange Note Remedies	7

ARTICLE FIVE

APPLICATION OF COLLECTIONS ON THE 2023-A REFERENCE POOL

Section 5.01.	Application of 2023-A Reference Pool Collections Prior to Facility Default and Exchange Note Default	9
Section 5.02.	Application of 2023-A Reference Pool Collections Following a Liquidation	9

ARTICLE SIX

SECURITY INTEREST

Section 6.01.	Security Interest	11

ii

This 2023-A EXCHANGE NOTE SUPPLEMENT, dated as of May 1, 2023 (as amended, restated, supplemented or otherwise modified from time to time, this “2023-A Exchange Note Supplement”), is among MERCEDES-BENZ VEHICLE TRUST, a Delaware statutory trust (the “Titling Trust”), as borrower (the “Borrower”), MERCEDES-BENZ FINANCIAL SERVICES USA LLC, a Delaware limited liability company (“MBFS USA”), as lender (in such capacity, the “Lender”) and as servicer (in such capacity, the “Servicer”), U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as administrative agent and not in its individual capacity (the “Administrative Agent”), COLLATERAL TITLE CO., a Delaware corporation, as collateral agent (the “Collateral Agent”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as indenture trustee and not in its individual capacity (the “Indenture Trustee”).

RECITALS

WHEREAS, pursuant to a Trust Agreement, dated as of March 15, 2022, between BNY Mellon Trust of Delaware (“BNYM”), as trustee (in such capacity, the “Titling Trustee”), and  Mercedes-Benz Trust Holdings LLC, a Delaware limited liability company (formerly known as Daimler Trust Holdings LLC), as initial beneficiary (the “Initial Beneficiary”), as amended and restated by the Amended and Restated Trust Agreement, dated as of January 31, 2023 (as so amended and restated, the “Titling Trust Agreement”) among MBFS USA, as titling trust administrator, the Initial Beneficiary and the Titling Trustee, the Titling Trust was created to hold title to leases, vehicles and certain related assets (the “Titling Trust Assets”);

WHEREAS, the Lender, the Servicer, the Titling Trust (as successor by merger to Daimler Trust), the Collateral Agent and the Administrative Agent are parties to the Second Amended and Restated Collateral Agency Agreement, dated as of May 1, 2023 (the “Basic Collateral Agency Agreement”), pursuant to which the Lender makes advances to the Titling Trust from time to time to acquire Titling Trust Assets;

WHEREAS, the Basic Collateral Agency Agreement provides, among other things, that the parties thereto may from time to time enter into an exchange note supplement pursuant to which the Lender will assign its interest in a portion of its outstanding advances to be evidenced by an exchange note, payments in respect of which shall be made from collections in respect of a pool of specified Titling Trust Assets;

WHEREAS, the parties hereto wish to enter into this 2023-A Exchange Note Supplement to provide for the issuance of an exchange note to be known as the “2023-A Exchange Note” and the creation of a reference pool of leases and leased vehicles relating thereto;

WHEREAS, concurrently herewith, (i) MBFS USA and Mercedes-Benz Trust Leasing LLC, a Delaware limited liability company (the “Transferor”), are entering into a First-Tier Sale Agreement pursuant to which the Transferor will purchase the 2023-A Exchange Note from MBFS USA and (ii) the Transferor and Mercedes-Benz Auto Lease Trust 2023-A (the “Issuer”), are entering into a Second-Tier Sale Agreement pursuant to which the Transferor will transfer the 2023-A Exchange Note to the Issuer;

WHEREAS, concurrently herewith, the Issuer is entering into an asset-backed financing transaction pursuant to, among other agreements, an Indenture, dated as of May 1, 2023 (the “Indenture”), between the Issuer and the Indenture Trustee, pursuant to which, among other things, the Issuer will pledge certain of its assets and grant a security interest in such assets, including the 2023-A Exchange Note; and

WHEREAS, concurrently herewith, the Titling Trust, the Servicer and the Collateral Agent are entering into a 2023-A Servicing Supplement to the Servicing Agreement, dated as of May 1, 2023 (as amended, modified or supplemented from time to time, the “2023-A Servicing Supplement”), pursuant to which, among other things, the terms of the Second Amended and Restated Servicing Agreement, dated as of May 1, 2023 (as modified, supplemented or amended from time to time, the “2023-A Servicing Agreement”) will be supplemented to provide more specific servicing obligations insofar as they apply to the 2023-A Leases and 2023-A Vehicles allocated to the 2023-A Reference Pool.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE ONE

USAGE, DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Capitalized Terms; Rules of Usage.

(a)          Capitalized terms used in this 2023-A Exchange Note Supplement that are not otherwise defined shall have the meanings ascribed thereto in Appendix 1 to the 2023-A Servicing Supplement or, if not defined therein, in Appendix A to the Basic Collateral Agency Agreement, which Appendices are hereby incorporated into and made a part of this 2023-A Exchange Note Supplement.  Appendix 1 also contains rules as to usage applicable to this 2023-A Exchange Note Supplement.

(b)          Except as otherwise indicated by the context, all references herein to (i) “Leases” shall be to Collateral Leases and (ii) “Vehicles” shall be to Collateral Vehicles.

ARTICLE TWO

THE 2023-A EXCHANGE NOTE

Section 2.01.  Creation and Designation.  There is hereby created an Exchange Note to be issued pursuant to the Basic Collateral Agency Agreement and this 2023-A Exchange Note Supplement to be known as the “2023-A Exchange Note”.  The terms of the 2023-A Exchange Note are as follows:

(a)          the 2023-A Exchange Note Issuance Date is the 2023-A Closing Date;

(b)          the Exchange Note Initial Principal Balance of the 2023-A Exchange Note is $1,503,766,116.61;

(c)          the 2023-A Cutoff Date for the 2023-A Reference Pool is the close of business on March 31, 2023;

(d)          the Exchange Note Interest Rate for the 2023-A Exchange Note will be a fixed rate equal to 5.25% per annum;

(e)          the 2023-A Exchange Note Final Scheduled Payment Date is February 15, 2029;

(f)          the 2023-A Exchange Note will be issued as a single class;

(g)          no Rating Agency will issue ratings on the 2023-A Exchange Note;

(h)          the first Payment Date for the 2023-A Exchange Note is June 15, 2023, and thereafter, the 15th day of each calendar month or, if such day is not a Business Day, the next Business Day;

(i)           the 2023-A Exchange Note Interest Period with respect to the 2023-A Exchange Note shall be, with respect to any Payment Date, the related Collection Period; and

(j)           the initial Securitization Value of the 2023-A Leases and related 2023-A Vehicles included in the 2023-A Reference Pool is equal to $1,582,911,701.69.

Section 2.02.  Issuance of the 2023-A Exchange Note; Registered Pledge.

(a)          The 2023-A Exchange Note, together with the Administrative Agent’s certificate of authentication on such 2023-A Exchange Note, will be delivered in the form of a certificated note substantially in the form set forth as Exhibit A hereto and will satisfy the requirements of Sections 4.01 and 4.02 of the Basic Collateral Agency Agreement.  The 2023-A Exchange Note may be transferred (i) prior to the occurrence and continuance of an Event of Default, only in whole and not in part and (ii) subsequent to the occurrence and continuance of an Event of Default, either in whole or in part.

(b)          The Borrower will deliver to the Administrative Agent (i) the executed 2023-A Exchange Note for authentication and (ii) this 2023-A Exchange Note Supplement, and following receipt thereof and satisfaction of the conditions set forth in Section 4.02(c) of the Basic Collateral Agency Agreement, the Administrative Agent will (A) execute this 2023-A Exchange Note Supplement and (B) authenticate and deliver the 2023-A Exchange Note in accordance with Section 4.02(d) of the Basic Collateral Agency Agreement.

(c)          The Lender agrees for the benefit of the 2023-A Exchange Noteholders that, with respect to the 2023-A Reference Pool, any claim that it may have against such assets will be subordinated in right to payment in full of the 2023-A Exchange Notes.

(d)          All of the Issuer’s right, title and interest with respect to the 2023-A Exchange Note has been assigned to the Indenture Trustee pursuant to the Indenture.  The Indenture Trustee shall be listed in the Exchange Note Register as the Registered Pledgee of the 2023-A Exchange Note until the Outstanding Amount of the Notes has been reduced to zero and all Issuer Obligations have been paid in full (at which time the rights of the Indenture Trustee as Registered Pledgee of the 2023-A Exchange Note shall terminate).  The Lender has caused the 2023-A Exchange Note to be delivered to the Indenture Trustee in New York, New York.  The Registered Pledgee shall have the rights granted to the 2023-A Exchange Noteholder as described in the Basic Collateral Agency Agreement.  As the Registered Pledgee, the Indenture Trustee shall be entitled to exercise any and all rights or powers of a holder hereunder and under the Basic Collateral Agency Agreement, to the extent set forth in Section 6.13 of the Indenture.

(e)          For so long as it is the Registered Pledgee, the Indenture Trustee shall be entitled to exercise the rights of the 2023-A Exchange Noteholder.  Following the return of the 2023-A Exchange Note to or upon the order of the Issuer pursuant to Section 8.05(b) of the Indenture, the Issuer shall be entitled to exercise all rights of the 2023-A Exchange Noteholder.

Section 2.03.  2023-A Exchange Note Representations and Warranties.

(a)          The Borrower represents and warrants that upon satisfaction of the conditions set forth in Sections 2.02(a) and (b), the 2023-A Exchange Note will have been duly authorized, executed and delivered under this 2023-A Exchange Note Supplement.

(b)          By acceptance of the 2023-A Exchange Note, the 2023-A Exchange Noteholder agrees with and makes, as of the 2023-A Closing Date, the representations and warranties set forth in Section 4.03(f) of the Basic Collateral Agency Agreement.

(c)          The Borrower hereby makes, as of the 2023-A Closing Date, the representations and warranties set forth in Schedule C on which the other parties hereto are relying, and any 2023-A Exchange Noteholder, in acquiring the related 2023-A Exchange Note, will rely.

Section 2.04.  2023-A Exchange Note Interest Payments.  For each Payment Date, the amount of interest due with respect to the 2023-A Exchange Note will be equal to the 2023-A Exchange Note Interest Distributable Amount.

Section 2.05.  2023-A Exchange Note Principal Payments.  For each Payment Date, the amount of principal payable with respect to the 2023-A Exchange Note will be equal to the 2023-A Exchange Note Principal Distributable Amount.  The entire outstanding 2023-A Exchange Note Balance will become due and payable on the 2023-A Exchange Note Final Scheduled Payment Date.  Notwithstanding the foregoing, the entire unpaid 2023-A Exchange Note Balance will be due and payable on the date on which an Exchange Note Default with respect to the 2023-A Exchange Note has occurred and is continuing, and the 2023-A Exchange Noteholder has declared the 2023-A Exchange Note to be immediately due and payable in the manner provided in the Basic Collateral Agency Agreement.  For the avoidance of doubt, the 2023-A Exchange Note will be deemed to not be paid in full until all Issuer Obligations have been paid in full.

Section 2.06.  2023-A Reserve Account.

(a)          In connection with the issuance of the 2023-A Exchange Note, the Servicer will establish the 2023-A Reserve Account pursuant to Section 4.01(a)(iii) of the 2023-A Servicing Supplement.  On the 2023-A Closing Date, the Transferor will deposit, or cause to be deposited, the Reserve Initial Deposit into the 2023-A Reserve Account.

(b)          On each Payment Date, the Indenture Trustee will deposit into the 2023-A Reserve Account all 2023-A Available Funds in accordance with Section 8.03(a)(iv) of the Indenture until the amount on deposit in the 2023-A Reserve Account equals the Required Reserve Amount.

(c)          On or prior to each Determination Date, the Servicer will determine the 2023-A Available Funds Shortfall Amount, if any, for the related Payment Date.  If the 2023-A Available Funds Shortfall Amount for any Payment Date is greater than zero, the Indenture Trustee will withdraw, or cause to be withdrawn, from the 2023-A Reserve Account an amount equal to the 2023-A Reserve Account Draw Amount and transfer the 2023-A Reserve Account Draw Amount to the 2023-A Exchange Note Collection Account on or prior to the related Payment Date, which amount shall be applied towards making distributions on such Payment Date.  If the Note Balance and all other Issuer Obligations have been paid in full and the Issuer has been terminated, any remaining amounts on deposit in the 2023-A Reserve Account shall be distributed to the Certificateholder.

Section 2.07.  Additional Representations and Warranties.  Each of the Borrower, the Collateral Agent, the Titling Trust and the Administrative Agent hereby makes the following representations and warranties as of the 2023-A Closing Date:

(a)          It is not in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which it or, to its knowledge, any of its Affiliates that are parties to the 2023-A Basic Documents is bound, and which default would have a material adverse effect on its ability to perform its obligations under this 2023-A Exchange Note Supplement.

(b)          No consent, approval, authorization or order of any Governmental Authority or body is required under federal or State law for the execution, delivery and performance by it, or compliance by it with this 2023-A Exchange Note Supplement or the consummation of the transactions contemplated hereby, or if required has been obtained or can be obtained prior to the execution of this 2023-A Exchange Note Supplement.

(c)          It does not have any reason or cause to believe that it cannot perform each and every covenant of such party contained in this 2023-A Exchange Note Supplement.

ARTICLE THREE

THE 2023-A REFERENCE POOL

Section 3.01.  The 2023-A Reference Pool.

(a)          Pursuant to Section 4.01 of the Basic Collateral Agency Agreement and Section 4.3(b) of the Titling Trust Agreement, the Initial Beneficiary will designate a portion of the Leases and related Vehicles included in the Revolving Facility Pool for allocation to a new reference pool, referred to as the “2023-A Reference Pool”.  The 2023-A Exchange Note will primarily be payable from 2023-A Collections on or in respect of the Collateral Assets included in the 2023-A Reference Pool in accordance with the priorities in Section 5.01.  For purposes of determining 2023-A Collections that are applicable to the 2023-A Reference Pool, the 2023-A Leases and 2023-A Vehicles included in the 2023-A Reference Pool will be deemed to have been included in the 2023-A Reference Pool from and after the 2023-A Cutoff Date.  A Schedule of 2023-A Reference Pool Assets appears as Exhibit B hereto.

(b)          The 2023-A Leases and 2023-A Vehicles included in the 2023-A Reference Pool will not be included in the Revolving Facility Pool or in any other Reference Pool and no Leases or Vehicles included in the Revolving Facility Pool or leases or leased vehicles allocated to any other Reference Pool after the 2023-A Cutoff Date will be included in the 2023-A Reference Pool.  Notwithstanding the foregoing, 2023-A Leases and 2023-A Vehicles shall be reallocated from the 2023-A Reference Pool to the Revolving Facility Pool (i) in connection with (A) purchases of 2023-A Leases and 2023-A Vehicles pursuant to Section 3.05 of the 2023-A Servicing Supplement or (B) the optional redemption of the 2023-A Exchange Note pursuant to Section 5.01 of the 2023-A Servicing Supplement and 4.06 of the Basic Collateral Agency Agreement or (ii) following release of the Trust Estate pursuant to Section 8.05(b) of the Indenture.

(c)          Notwithstanding any other provision of this 2023-A Exchange Note Supplement or the Basic Servicing Agreement, in the event that any 2023-A Vehicle is sold or otherwise disposed of by the Servicer, each of the 2023-A Exchange Noteholder and the Registered Pledgee (i) for as long as no Event of Default has occurred and is continuing, will be deemed automatically to release, and immediately prior to such sale or other disposition, does hereby agree to release at such time, any and all Liens and other rights and interests it possesses or may possess from time to time, without further action of the parties, in, to and under such 2023-A Vehicle, the proceeds thereof (including pursuant to any Insurance Policy) with respect to or covering such 2023-A Vehicle and any contract or agreement for the sale or other disposition of such 2023-A Vehicle, and (ii) during the occurrence and continuance of an Event of Default, shall continue to have all rights and interests it possesses or may possess from time to time with respect to or covering such 2023-A Vehicle and any contract or agreement for the sale or other disposition of such 2023-A Vehicle, the proceeds thereof (including pursuant to any Insurance Policy) with respect to or covering such 2023-A Vehicle and any contract or agreement for the sale or other disposition of such Vehicle until the actual net proceeds of such sale or other disposition have been deposited into the 2023-A Exchange Note Collection Account.  Notwithstanding the foregoing, nothing herein shall otherwise constitute a release of any rights under the 2023-A Basic Documents to receive an amount equal to the proceeds of such sale or other disposition.

(d)          Upon repayment in full of the 2023-A Exchange Note and all Issuer Obligations or following release of the Trust Estate pursuant to Section 8.05(b) of the Indenture, the 2023-A Reference Pool will be deemed to be terminated and the 2023-A Leases and 2023-A Vehicles included in the 2023-A Reference Pool will be reallocated to the Revolving Facility Pool.

ARTICLE FOUR

EXCHANGE NOTE DEFAULTS AND REMEDIES

Section 4.01.  2023-A Exchange Note Defaults.  Notwithstanding Section 6.04 of the Basic Collateral Agency Agreement, only the following events or occurrences with respect to the 2023-A Exchange Note will constitute Exchange Note Defaults with respect to the 2023-A Exchange Note:

(a)          Failure to Pay Interest.  The Borrower fails to pay or cause to be paid any part of the 2023-A Exchange Note Interest Distributable Amount, as specified in the Exchange Note Supplement, when due and such failure continues for five Business Days after the due date;

(b)          Failure to Pay Principal.  The Borrower fails to pay or cause to be paid any principal of such Exchange Note on the 2023-A Exchange Note Final Scheduled Payment Date and, if such failure is due to an administrative omission, mistake or technical difficulty, that failure continues for five Business Days after the date when such principal became due;

(c)          Breach of Covenant.  There is a default in the observance or performance of any covenant or agreement of the Borrower made in the Basic Collateral Agency Agreement or this 2023-A Exchange Note Supplement (other than a covenant or agreement, a default in the observance or performance of which is specifically covered by another Exchange Note Default with respect to the 2023-A Exchange Note), the 2023-A Exchange Noteholders are materially and adversely affected by such default and such default is not cured on or before the 60th day after the Borrower has received a notice that states that it is a “Notice of Exchange Note Default” and specifies the default; and

(d)          Breach of Representation or Warranty.  Any representation or warranty of the Borrower made in the Basic Collateral Agency Agreement, this 2023-A Exchange Note Supplement or in any certificate or other document delivered in connection with the Basic Collateral Agency Agreement or this 2023-A Exchange Note Supplement proves to have been incorrect as of the time made, the 2023-A Exchange Noteholders are materially and adversely affected by such incorrectness and such incorrectness is not cured on or before the 60th day after the Borrower has received a notice from the 2023-A Exchange Noteholders that states that it is a “Notice of Exchange Note Default” and specifies the default.

Section 4.02.  Exchange Note Remedies.

(a)          If a Facility Default or an Exchange Note Default has occurred, the 2023-A Exchange Noteholder may take the actions set forth in Sections 6.04(c) or 6.05(a) of the Basic Collateral Agency Agreement; provided, that the Indenture Trustee, as the 2023-A Exchange Noteholder, will act at the direction of the Holders of Notes representing at least 66 2/3% of the Outstanding Amount.

(b)          The proceeds of any liquidation or sale of the 2023-A Collateral pursuant to Section 6.05(a)(ii)(C) of the Basic Collateral Agency Agreement, to the extent received by the Indenture Trustee and upon receipt of written instructions from the Administrator indicating the amounts to be applied by the Indenture Trustee, will be applied in accordance with Section 5.04(b) of the Indenture.

(c)          All amounts payable to the 2023-A Exchange Noteholder pursuant to this Section will be deposited by the Indenture Trustee into the 2023-A Exchange Note Collection Account.

ARTICLE FIVE

APPLICATION OF COLLECTIONS ON THE 2023-A REFERENCE POOL

Section 5.01.  Application of 2023-A Reference Pool Collections Prior to Facility Default and Exchange Note Default.  On each Payment Date, the Servicer will, with respect to the 2023-A Reference Pool (based on the information contained in the related Monthly Exchange Note Report delivered pursuant to Section 6.01(a) of the 2023-A Servicing Supplement), allocate 2023-A Available Funds on deposit in the 2023-A Exchange Note Collection Account for such Payment Date in accordance with the following order of priority:

(a)          to the Servicer, the 2023-A Reference Pool Servicing Fee and an amount equal to any Nonrecoverable Advances;

(b)          to the 2023-A Exchange Noteholder, the 2023-A Exchange Note Interest Distributable Amount;

(c)          to the 2023-A Exchange Noteholder, the 2023-A Exchange Note Principal Distributable Amount, as a payment of principal of the 2023-A Exchange Note until the 2023-A Exchange Note Balance has been reduced to zero;

(d)          to the 2023-A Exchange Noteholder, the amount, if any, by which the sum of the amounts payable pursuant to Sections 8.03(a)(i) through (vii) of the Indenture (or, if applicable, pursuant to Sections 5.04(b)(i) through (v) of the Indenture) exceeds the sum of the amounts received by the 2023-A Exchange Noteholder pursuant to clauses (b) and (c), above;  and

(e)          to the 2023-A Exchange Noteholder, for distribution on the Certificates, all remaining 2023-A Available Funds.

Section 5.02.  Application of 2023-A Reference Pool Collections Following a Liquidation.  Notwithstanding the provisions of Section 5.01, following a sale or liquidation of any portion of the Collateral included in the 2023-A Reference Pool pursuant to Section 6.05(a)(ii)(C) of the Basic Collateral Agency Agreement, the proceeds of such sale or liquidation will be allocated in accordance with the following priorities:

(a)          to make payments to the Servicer, to the extent necessary to pay the 2023-A Reference Pool Servicing Fee and any Nonrecoverable Advances with respect to the 2023-A Leases;

(b)          to make payments to the 2023-A Exchange Noteholder, to the extent necessary to pay all accrued and unpaid interest on the 2023-A Exchange Note and any interest on such accrued and unpaid interest at the 2023-A Exchange Note Interest Rate;

(c)          to make payments to the 2023-A Exchange Noteholder, to the extent necessary to reduce the 2023-A Exchange Note Balance to zero;

(d)          to make payments to the 2023-A Exchange Noteholder to the extent necessary, after giving effect to the distributions pursuant to sub-clauses (a), (b) and (c) above, to cover any shortfall in amounts payable under Sections 8.03(a)(i) through (vii) or Sections 5.04(b)(i) through (v) of the Indenture; and

(e)          to the 2023-A Exchange Noteholder, for distribution on the Certificates, all remaining funds.

ARTICLE SIX

SECURITY INTEREST

Section 6.01.  Security Interest.  The Borrower hereby confirms its grant under the Basic Collateral Agency Agreement of a security interest in the Collateral to the Collateral Agent.  In addition, the Borrower hereby grants to the Collateral Agent on behalf of the Secured Parties a security interest in the Collateral.

ARTICLE SEVEN

EXCHANGE ACT REPORTING

Section 7.01.  Further Assurances.  The Indenture Trustee and the Servicer shall reasonably cooperate with the Transferor in connection with the satisfaction of the Transferor’s reporting requirements under the Exchange Act with respect to the Issuer.  The Transferor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith.  In addition to the other information specified in this Article, if so requested by the Transferor for the purpose of satisfying its reporting obligations under the Exchange Act, the Indenture Trustee and the Servicer shall provide the Transferor with (i) such information which is available to such Person without unreasonable effort or expense and within such timeframe as may be reasonably requested by the Transferor to comply with the Transferor’s reporting obligations under the Exchange Act and (ii) to the extent such Person is a party (and the Transferor is not a party) to any agreement or amendment required to be filed, copies of such agreement or amendment in EDGAR-compatible form.  Each of the Servicer and the Indenture Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel or otherwise, and agrees to comply with reasonable requests made by the Transferor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.

Section 7.02.  Form 10-D Filings.  So long as the Transferor is required to file Exchange Act Reports with respect to the Issuer, no later than each Determination Date, each of the Indenture Trustee and the Servicer shall notify (and the Servicer shall cause any subservicer to notify) the Transferor of any Form 10-D Disclosure Item with respect to such Person (or in the case of the Indenture Trustee, a Responsible Officer of such Person), together with a description of any such Form 10-D Disclosure Item in form and substance reasonably acceptable to the Transferor.  In addition to such information as the Servicer is obligated to provide pursuant to other provisions of this 2023-A Exchange Note Supplement and the 2023-A Servicing Agreement, if so requested by the Transferor, the Servicer shall provide such information which is available to it without unreasonable effort or expense regarding the performance or servicing of the 2023-A Leases and 2023-A Vehicles as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.  Such information shall be provided concurrently with the statements to Securityholders pursuant to Section 6.05 of the 2023-A Servicing Supplement, commencing with the first such report due not less than five Business Days following such request.

Section 7.03.  Form 8-K Filings.  So long as the Transferor is required to file Exchange Act Reports with respect to the Issuer, each of the Indenture Trustee and the Servicer shall promptly notify the Transferor, but in no event later than two Business Days after its occurrence, of any Reportable Event of which such Person (or in the case of the Indenture Trustee, a Responsible Officer of such Person) has actual knowledge.  Each Person shall be deemed to have actual knowledge of any such event to the extent that it relates to such Person or any action or failure to act by such Person.

Section 7.04.  Form 10-K Filings.  So long as the Transferor is required to file Exchange Act Reports, (i) if the Item 1119 Parties listed on Schedule A have changed since the 2023-A Closing Date, no later than February 1 of each year, commencing in 2024, the Transferor shall provide each of the Indenture Trustee and the Servicer with an updated Schedule A setting forth the Item 1119 Parties and (ii) no later than March 15th of each year, commencing in 2024, the Indenture Trustee and the Servicer shall notify the Transferor of any Form 10-K Disclosure Item, together with a description of any such Form 10-K Disclosure Item, in form and substance reasonably acceptable to the Transferor.

Section 7.05.  Report on Assessment of Compliance and Attestation.  So long as the Transferor is required to file Exchange Act Reports, on or before March 15 of each calendar year, commencing in 2024:

(a)          The Indenture Trustee shall deliver to the Transferor and the Servicer the Servicing Criteria Assessment.  Such report shall be signed by an Authorized Officer of the Indenture Trustee and shall at a minimum address each of the Servicing Criteria specified with respect to the Indenture Trustee in Exhibit E to the 2023-A Servicing Supplement (provided that such certification may be revised after the date of this 2023-A Exchange Note Supplement as agreed by the Transferor and the Indenture Trustee to reflect any guidance with respect to such criteria from the Commission).  To the extent any of the Servicing Criteria are not applicable to the Indenture Trustee, with respect to asset-backed securities transactions taken as a whole involving the Indenture Trustee and that are backed by the same asset type backing the Notes, such report shall include such a statement to that effect.  The Indenture Trustee acknowledges and agrees that the Transferor and the Servicer with respect to its duties as the Certifying Person, and each of their respective officers and directors shall be entitled to rely upon each such Servicing Criteria Assessment and the attestation delivered pursuant to Section 7.05(b).

(b)          The Indenture Trustee shall deliver to the Transferor and the Servicer a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to Section 7.05(a).  Such attestation shall be in accordance with Rules 13a‑18 and 15d-18 of the Exchange Act (or any successor provisions), Rules 1-02(a)(3) and 2-02(g) of Regulation S-X (or any successor provisions) under the Securities Act and the Exchange Act, including that in the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

(c)          In the event the Indenture Trustee is terminated or resigns during the term of this 2023-A Exchange Note Supplement, such Person shall provide the documents and information pursuant to this 2023-A Exchange Note Supplement with respect to the period of time it was subject to this 2023-A Exchange Note Supplement or provided services with respect to the Issuer or the 2023-A Reference Pool.

Section 7.06.  Back-up Sarbanes-Oxley Certification.

(a)          No later than March 15th of each year, beginning in 2024, the Servicer shall provide the Performance Certification to the Certifying Person, substantially in the form of  Exhibit D to the 2023-A Servicing Supplement (in the case of the Servicer), in each case on which the Certification Parties can reasonably rely; provided, that so long as the Servicer is an Affiliate of the Transferor, the Servicer may, but is not required to deliver the Performance Certificate.

(b)          The Transferor will not request delivery of a certification under this clause unless the Transferor is required under the Exchange Act to file an annual report on Form 10-K with respect to the Issuer.  In the event that prior to the filing date of the Form 10-K in March of each year, the Servicer has actual knowledge of information material to the Sarbanes-Oxley Certification, the Servicer shall promptly notify the Transferor.

Section 7.07.  Representations and Warranties.  As of the 2023-A Closing Date, the Indenture Trustee represents that:

(i) there are no affiliations relating to the Indenture Trustee with respect to any Item 1119 Party;

(ii) there are no relationships or transactions with respect to any Item 1119 Party and the Indenture Trustee that are outside the ordinary course of business or on terms other than would be obtained in an arm’s-length transaction with an unrelated third party, apart from the transactions contemplated under the Basic Documents, and that are material to the investors’ understanding of the Notes; and

(iii) there are no legal Proceedings pending, or known by a Responsible Officer of the Indenture Trustee to be contemplated by Governmental Authorities, against the Indenture Trustee, or of which the property of the Indenture Trustee is subject, that is material to the Noteholders.

Section 7.08.  Indemnification.

(a)          Each of the Indenture Trustee and the Servicer (if the Servicer is not MBFS USA) shall indemnify the Transferor, the Servicer with respect to its duties as Certifying Person or each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)  (A) any untrue statement of a material fact contained or alleged to be contained in the Provided Information or (B) the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information, or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) shall be construed solely by reference to the related Provided Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Provided Information or any portion thereof is presented together with or separately from such other information; or

(ii) with respect to the Indenture Trustee, any failure by the Indenture Trustee to deliver any Servicing Criteria Assessment when and as required under this Article and with respect to the Servicer, any failure by the Servicer to deliver any information, report, certification, accountant’s letter or other material when and as required under Sections 6.03 or 6.04 of the 2023-A Servicing Supplement or this Article, as applicable.

(b)          In the case of any failure of performance described in Section 7.08(a)(ii), each of the Indenture Trustee and the Servicer shall promptly reimburse the Transferor for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Indenture Trustee or the Servicer, as applicable.

(c)          Notwithstanding anything to the contrary contained herein, in no event shall the Indenture Trustee be liable for special, punitive, indirect or consequential damages of any kind whatsoever, including but not limited to lost profits, even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

ARTICLE EIGHT

MISCELLANEOUS

Section 8.01.  Amendments.

(a)          Notwithstanding the provisions of Section 9.01 of the Basic Collateral Agency Agreement, this 2023-A Exchange Note Supplement and the Basic Collateral Agency Agreement, as supplemented by this 2023-A Exchange Note Supplement, may be amended, supplemented or otherwise modified from time to time by a writing executed by the parties hereto, without the consent of any Securityholder, to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to add, change or eliminate any other provision with respect to matters or questions arising under this 2023-A Exchange Note Supplement that are not inconsistent with the provisions of this 2023-A Exchange Note Supplement; provided, that (i) the Lender shall have delivered to the Indenture Trustee an Opinion of Counsel or an Officer’s Certificate of the Issuer to the effect that such action will not materially adversely affect the interests of any Noteholders or (ii) the Rating Agency Condition shall have been satisfied with respect to such amendment.

(b)          Each amendment, supplement or other modification of this 2023-A Exchange Note Supplement, other than those provided for in Section 8.01(a), requires the consent of the Majority Noteholders (or if the Notes are no longer Outstanding, holders of Certificates evidencing not less than a majority of the aggregate Certificate Percentage Interests); provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the 2023-A Leases and 2023-A Vehicles or distributions that are required to be made for the benefit of the Securityholders, change the Interest Rate applicable to any Class of Notes or the Required Reserve Amount for the 2023-A Reserve Account, without the consent of all Holders of Notes then Outstanding, or (ii) reduce the percentage of the Note Balance of the Outstanding Notes the consent of the Holders of which is required for any amendment to this 2023-A Exchange Note Supplement without the consent of all Holders of Notes then Outstanding.

(c)          No amendment to this 2023-A Exchange Note Supplement shall reduce the 2023-A Exchange Note Interest Rate or the 2023-A Exchange Note Principal Distributable Amount or delay the Final Scheduled Payment Date of the 2023-A Exchange Note, or materially and adversely affect the interests of the 2023-A Exchange Noteholder, without the consent of the 2023-A Exchange Noteholder (which shall be the Indenture Trustee, acting at the direction of the Majority Noteholders).

(d)          It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.

(e)          Promptly upon the execution of any such amendment, (i) the Servicer will send a copy of such amendment to the Indenture Trustee and the Rating Agencies and (ii) the Indenture Trustee will notify each Holder of a Note of the substance of such amendment.

Section 8.02.  2023-A Exchange Noteholders Entitled to Benefits of this 2023-A Exchange Note Supplement.  MBFS USA will be the initial 2023-A Exchange Noteholder.  Any subsequent 2023-A Exchange Noteholder, by accepting the 2023-A Exchange Note, will be deemed to have agreed to the terms and conditions of the Basic Collateral Agency Agreement, as supplemented by this 2023-A Exchange Note Supplement, and will be entitled to the benefits of the Basic Collateral Agency Agreement, as supplemented by this 2023-A Exchange Note Supplement, with the same effect as if such 2023-A Exchange Noteholder had been a party thereto or hereto.

Section 8.03.  Tax Characterization.  Neither the 2023-A Exchange Noteholder or any party to this 2023-A Exchange Note Supplement will elect or permit an election to be made to treat the Titling Trust or any Specified Interest as an association taxable as a corporation for U.S. federal income tax purposes pursuant to Treasury Regulation Section 301.7701-3.

Section 8.04.  GOVERNING LAW; SUBMISSION TO JURISDICTION;  APPOINTMENT OF AGENT FOR SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a)          THIS 2023-A EXCHANGE NOTE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.  THE PARTIES HERETO HEREBY DECLARE THAT IT IS THEIR INTENTION THAT THIS 2023-A EXCHANGE NOTE SUPPLEMENT SHALL BE REGARDED AS MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND THAT THE LAWS OF SAID STATE SHALL BE APPLIED IN INTERPRETING ITS PROVISIONS IN ALL CASES WHERE LEGAL INTERPRETATION SHALL BE REQUIRED.  EACH OF THE PARTIES HERETO AGREES THAT THIS 2023-A EXCHANGE NOTE SUPPLEMENT INVOLVES AT LEAST $100,000.00 AND HAS BEEN ENTERED INTO BY THE PARTIES HERETO IN EXPRESS RELIANCE UPON 6 DEL. C. § 2708.

(b)          EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES (A) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE AND (B)(1) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS, AND (2) THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SERVICE OF PROCESS MAY ALSO BE MADE ON SUCH PARTY BY PREPAID CERTIFIED MAIL WITH A PROOF OF MAILING RECEIPT VALIDATED BY THE UNITED STATES POSTAL SERVICE CONSTITUTING EVIDENCE OF VALID SERVICE, AND THAT SERVICE MADE PURSUANT TO (B)(1)  OR (2) ABOVE SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE.

(c)          EACH PARTY TO THIS 2023-A EXCHANGE NOTE SUPPLEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY 2023-A BASIC DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY ANY 2023-A BASIC DOCUMENT.

Section 8.05.  Successors and Assigns.  All covenants and agreements contained in this 2023-A Exchange Note Supplement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, whether so expressed or not.  Any request, notice, direction, consent, waiver or other instrument or action by the parties hereto shall bind their respective successors and assigns.

Section 8.06.  Severability.  If any one or more of the covenants, agreements, provisions or terms of this 2023-A Exchange Note Supplement or the 2023-A Exchange Note is held invalid, illegal or unenforceable, then such covenants, agreements, provisions and terms will be deemed severable from the remaining covenants, agreements, provisions and terms of this 2023-A Exchange Note Supplement and the 2023-A Exchange Note and will in no way affect the validity, legality or enforceability of the other covenants, agreements, provisions and terms of this 2023-A Exchange Note Supplement and the 2023-A Exchange Note.

Section 8.07.  Counterparts; Electronic Signatures.  This 2023-A Exchange Note Supplement may be executed in any number of counterparts, each of which counterparts will be an original, and all of which counterparts will together constitute one and the same instrument.

Any signature (including any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record) hereto or to any other certificate, agreement or document related to this transaction, and any contract formation or record-keeping through electronic means shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar State law based on the Uniform Electronic Transactions Act.

Section 8.08.  Table of Contents and Headings.  The Table of Contents and the various headings in this 2023-A Exchange Note Supplement are included for convenience only and will not affect the meaning or interpretation of any provision of this 2023-A Exchange Note Supplement.

Section 8.09.  No Petition.  The Administrative Agent, the Collateral Agent and the Lender, by entering into this 2023-A Exchange Note Supplement, and the 2023-A Exchange Noteholder, by taking delivery of the 2023-A Exchange Note, covenants and agrees that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of all obligations under the Basic Collateral Agency Agreement, this 2023-A Exchange Note Supplement, the Exchange Notes, the Notes and all outstanding Securities, it will not institute against, or join any Person in instituting against, the Titling Trust, the Initial Beneficiary or the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any Insolvency Law in connection with any obligations relating to the Notes, the 2023-A Exchange Note or the 2023-A Basic Documents and agrees that it will not cooperate with or encourage others to institute any such Proceeding.

Section 8.10.  No Recourse.  It is expressly understood and agreed by the parties that (i) this 2023-A Exchange Note Supplement is executed and delivered by BNYM, not individually or personally, but solely as Titling Trustee, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Titling Trust is made and intended not as personal representations, undertakings and agreements by BNYM but is made and intended for the purpose for binding only the Titling Trust, (iii) nothing herein contained shall be construed as creating any liability on BNYM, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (iv) BNYM has made no investigation as to the accuracy or completeness of any representations and warranties made by the Titling Trust herein and (v) under no circumstances shall BNYM be personally liable for the payment of any indebtedness or expenses of the Titling Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Titling Trust under this document or any other related documents.

IN WITNESS WHEREOF, the parties hereto have caused this 2023-A Exchange Note Supplement to be duly executed by their respective officers duly authorized, as of the day and year first above written.

MERCEDES-BENZ VEHICLE TRUST

By:	BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Titling Trustee
By:	/s/ Dawn Plows
Name: Dawn Plows
Title: Agent

MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as Lender

By:	/s/ Christopher Trainor
Name: Christopher Trainor
Title: Vice President

MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as Servicer

By:	/s/ Christopher Trainor
Name: Christopher Trainor
Title: Vice President

COLLATERAL TITLE CO.,
as Collateral Agent

By:	/s/ Melissa A. Rosal
Name: Melissa A. Rosal
Title: Vice President

2023-A Exchange Note Supplement

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee
By:	/s/ Juan S. Hernandez
Name: Juan S. Hernandez
Title: Assistant Vice President

U.S. BANK TRUST NATIONAL ASSOCIATION, as Administrative Agent
By:	/s/ Juan S. Hernandez
Name: Juan S. Hernandez
Title: Assistant Vice President

2023-A Exchange Note Supplement

EXHIBIT A

FORM OF 2023-A EXCHANGE NOTE

THIS 2023-A EXCHANGE NOTE MAY BE TRANSFERRED PRIOR TO THE OCCURRENCE AND CONTINUANCE OF AN EVENT OF DEFAULT, ONLY IN WHOLE AND NOT IN PART AND SUBSEQUENT TO THE OCCURRENCE AND CONTINUANCE OF AN EVENT OF DEFAULT, EITHER IN WHOLE OR IN PART.  ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID FROM THE BEGINNING AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE PURCHASER OR TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE LENDER, THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY INTERMEDIARY.

A HOLDER OF THIS 2023-A EXCHANGE NOTE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT, AND IS NOT ACTING ON BEHALF OF, OR USING THE ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA, (B) A “PLAN”, AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (C) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY (WITHIN THE MEANING OF DEPARTMENT OF LABOR REGULATION 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA) OR (D) A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE.

THE PURCHASER UNDERSTANDS AND AGREES THAT ANY PURPORTED TRANSFER OF THIS 2023-A EXCHANGE NOTE OR ANY INTEREST HEREIN IN CONTRAVENTION OF ANY OF THE RESTRICTIONS AND CONDITIONS CONTAINED IN SECTION 4.03 OF THE BASIC COLLATERAL AGENCY AGREEMENT SHALL BE VOID AND OF NO EFFECT.

THE PRINCIPAL OF THIS 2023-A EXCHANGE NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS 2023-A EXCHANGE NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

Registered $____________	No. __

2023-A EXCHANGE NOTE

MERCEDES-BENZ VEHICLE TRUST, as Borrower (the “Borrower”), for value received, hereby promises to pay to MERCEDES-BENZ FINANCIAL SERVICES USA LLC, as 2023-A Exchange Noteholder (the “2023-A Exchange Noteholder”), for its benefit and the benefit of the other Transferees from time to time acquiring interests herein pursuant to the 2023-A Exchange Note Supplement, dated as of May 1, 2023 (the “Exchange Note Supplement”), among the Borrower, Mercedes-Benz Financial Services USA LLC, as Lender (in such capacity, the “Lender”) and Servicer (in such capacity, the “Servicer”), U.S. Bank Trust National Association, as Administrative Agent (the “Administrative Agent”), Collateral Title Co., as Collateral Agent (the “Collateral Agent”), and U.S. Bank Trust Company, National Association, as Indenture Trustee (the “Indenture Trustee”), to the Second Amended and Restated Collateral Agency Agreement, dated as of May 1, 2023 (the “Basic Collateral Agency Agreement”), among the Borrower (as successor by merger to Daimler Trust), the Lender, the Servicer, the Administrative Agent and the Collateral Agent, and other transferees or registered assigns, the principal sum of _________________________________________ DOLLARS AND __________ CENTS ($__________) payable on each Payment Date in an amount described in Sections 5.01 and 5.02 of the Exchange Note Supplement; provided, however, that (i) the entire unpaid principal amount of this Note will be due and payable on the _________, 20__ Payment Date (the “2023-A Exchange Note Final Scheduled Payment Date”) and (ii) the 2023-A Exchange Note may be redeemed earlier than the 2023-A Exchange Note Final Scheduled Payment Date pursuant to Section 5.01 of the 2023-A Servicing Supplement, dated as of May 1, 2023 (the “2023-A Servicing Supplement”), among the Lender, the Servicer, the Borrower and Collateral Title Co., as Collateral Agent.  Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix 1 to the 2023-A Servicing Supplement or, if not defined therein, in Appendix A to the Basic Collateral Agency Agreement.  Appendix 1 also contains rules as to usage applicable to this 2023-A Exchange Note.

The Borrower will pay interest on this 2023-A Exchange Note in an amount equal to the 2023-A Exchange Note Interest Distributable Amount and principal on this 2023-A Exchange Note in an amount equal to the 2023-A Exchange Note Principal Distributable Amount, in each case until the principal of this 2023-A Exchange Note is paid or made available for payment.  Such principal of and interest on this 2023-A Exchange Note will be paid in the manner specified on the reverse hereof.

The principal of and interest on this 2023-A Exchange Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Borrower with respect to this 2023-A Exchange Note will be applied to interest on and principal of this 2023-A Exchange Note in the manner set forth in the Exchange Note Supplement.

This 2023-A Exchange Note is a security governed by Article 8 of the Uniform Commercial Code.

Reference is made to the further provisions of this 2023-A Exchange Note set forth on the reverse hereof, which will have the same effect as though fully set forth on the face of this 2023-A Exchange Note.

Unless the certificate of authentication hereon has been executed by the Administrative Agent whose name appears below by manual or facsimile signature, this 2023-A Exchange Note will not be entitled to any benefit under the Basic Collateral Agency Agreement or the Exchange Note Supplement referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Borrower has caused this 2023-A Exchange Note to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date: May __, 2023	MERCEDES-BENZ VEHICLE TRUST

	By:	BNY MELLON TRUST OF DELAWARE, not in its individual
capacity but solely as Titling Trustee

By:
Name:
Title:

ADMINISTRATIVE AGENT’S CERTIFICATE OF AUTHENTICATION

This is the 2023-A Exchange Note designated above and referred to in the within-mentioned Basic Collateral Agency Agreement and Exchange Note Supplement.

Date: May __, 2023	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Administrative Agent

By:
Authorized Officer

REVERSE OF 2023-A EXCHANGE NOTE

This 2023-A Exchange Note is one of the duly authorized issue of Exchange Notes which may be issued under the Basic Collateral Agency Agreement, to which Basic Collateral Agency Agreement and all Exchange Note Supplements that are supplemental thereto reference is made for a statement of the respective rights and obligations thereunder of the Borrower, the Lender, the Servicer, the Administrative Agent, the Collateral Agent and the Exchange Noteholders.  The 2023-A Exchange Note is subject to all terms of the Basic Collateral Agency Agreement and the Exchange Note Supplement.  In the event of a conflict between the terms of this 2023-A Exchange Note, the Basic Collateral Agency Agreement and the Exchange Note Supplement, the terms of the Exchange Note Supplement will prevail.  The 2023-A Exchange Noteholder, by accepting this 2023-A Exchange Note, will be deemed to have agreed to the terms and conditions of the Basic Collateral Agency Agreement and the Exchange Note Supplement with the same effect as if such 2023-A Exchange Noteholder had been a party to the Basic Collateral Agency Agreement and the 2023-A Exchange Note Supplement.

Interest on and principal of the 2023-A Exchange Note will be payable in accordance with the priority of payments set forth in Sections 5.01 and 5.02 of the Exchange Note Supplement.  Principal of the 2023-A Exchange Note will be payable on each Payment Date in an amount equal to the 2023-A Exchange Note Principal Distributable Amount for such Payment Date.  “Payment Date” means the 15th day of each calendar month or, if any such day is not a Business Day, the next Business Day, commencing June 15, 2023.

As described on the face hereof, the entire unpaid principal amount of this 2023-A Exchange Note will be due and payable on the 2023-A Exchange Note Final Scheduled Payment Date.  Notwithstanding the foregoing, the entire unpaid principal amount of this 2023-A Exchange Note will be due and payable on the date on which an Exchange Note Default with respect to the 2023-A Exchange Note has occurred and is continuing and the 2023-A Exchange Noteholder has declared the 2023-A Exchange Note to be immediately due and payable in the manner provided in the Basic Collateral Agency Agreement.

Payments of interest on this 2023-A Exchange Note on each Payment Date, together with the installment of principal to the extent not in full payment of this 2023-A Exchange Note, will be made to the account of the 2023-A Exchange Noteholder either by wire transfer in immediately available funds, to the account of such 2023-A Exchange Noteholder or an account designated by the 2023-A Exchange Noteholder at a bank or other entity having appropriate facilities therefor if such 2023-A Exchange Noteholder has provided to the Exchange Note Registrar appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed first-class mail postage prepaid to the 2023-A Exchange Noteholder’s address as it appears on the Exchange Note Register prior to such Payment Date, except that the final installment of principal payable on this 2023-A Exchange Note on a Payment Date or the 2023-A Exchange Note Final Scheduled Payment Date will be payable only upon the presentation and surrender of this 2023-A Exchange Note in the manner set forth in Section 4.05 of the Basic Collateral Agency Agreement.  Such payments will be made without requiring that this 2023-A Exchange Note be submitted for notation of payment.  Any reduction in the principal amount of this 2023-A Exchange Note effected by any payments made on any Payment Date will be binding upon all future 2023-A Exchange Noteholders of this 2023-A Exchange Note and of any 2023-A Exchange Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Exchange Note Supplement and the Basic Collateral Agency Agreement, for payment in full of the then remaining unpaid principal amount of this 2023-A Exchange Note on a Payment Date, then the Administrative Agent will notify the 2023-A Exchange Noteholder of the date on which the Borrower expects that the final installment of principal of and interest on the 2023-A Exchange Note will be paid not later than 15 days prior to such date.  Such notice will specify that such final installment will be payable only upon presentation and surrender of the 2023-A Exchange Note and will specify the place where the 2023-A Exchange Note may be presented and surrendered for payment of such installment.

As provided in the 2023-A Servicing Supplement, the 2023-A Exchange Note may be purchased by the Servicer, in whole but not in part, in the manner and to the extent described in Section 5.01 of the 2023-A Servicing Supplement.

The transfer of this 2023-A Exchange Note is subject to the restrictions on transfer specified on the face hereof and to the other limitations set forth in the Basic Collateral Agency Agreement and the Exchange Note Supplement.  Subject to the satisfaction of such restrictions and limitations, the transfer of this 2023-A Exchange Note may be registered on the Exchange Note Register upon surrender of this 2023-A Exchange Note for registration of transfer at the office or agency designated by the Borrower pursuant to the Basic Collateral Agency Agreement, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Administrative Agent duly executed by, the 2023-A Exchange Noteholder hereof or the 2023-A Exchange Noteholder’s attorney duly authorized in writing, and thereupon a new 2023-A Exchange Note in the same aggregate principal amount will be issued to the designated transferee.  No service charge will be charged for any registration of transfer or exchange of this 2023-A Exchange Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

The 2023-A Exchange Noteholder, by accepting this 2023-A Exchange Note, acknowledges and agrees that (i) if an Insolvency Event occurs with respect to the Borrower, any claim that the 2023-A Exchange Noteholder may seek to enforce at any time against the Borrower will be limited in recourse to the 2023-A Reference Pool, (ii) if, notwithstanding clause (i) above, the 2023-A Exchange Noteholder is deemed to have any claim against the assets of the Borrower other than the assets included in the 2023-A Reference Pool, whether by operation of law, legal process, pursuant to Insolvency Laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code), such claim will be subordinate to the payment in full, including post-petition interest, of the claims of the Lender and to the holders of (a) all other Exchange Notes and (b) in the case of assets allocated to a Specified Interest other than the Mercedes-Benz Retail Specified Interest, all other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the Borrower and all related hedging arrangements and (iii) the 2023-A Exchange Noteholder irrevocably makes the election afforded to secured creditors by Section 1111(b)(I)(A)(i) of the Bankruptcy Code to receive the treatment afforded by Section 1111(b)(2) of the Bankruptcy Code with respect to any secured claim that such holder or party, as the case may be, may have against the Titling Trust or against any Series other than the Series in connection with which this 2023-A Exchange Note is issued.

THE RECITATION SET FORTH IN THE PRECEDING PARAGRAPH WILL BE DEEMED TO CONSTITUTE AN ENFORCEABLE SUBORDINATION AGREEMENT WITHIN THE MEANING OF SECTION 510(a) OF THE BANKRUPTCY CODE.

In addition, the 2023-A Exchange Noteholder, by accepting this 2023-A Exchange Note, (i) consents to the Administrative Agent’s delegation under the Administration Agreement to the Collateral Agent Administrator of certain of the duties that the Administrative Agent is required to perform on behalf of the Collateral Agent pursuant to the Basic Collateral Agency Agreement and (ii) agrees that, in the event that any 2023-A Vehicle is sold or otherwise disposed of by the Servicer pursuant to the 2023-A Servicing Agreement, it will be deemed automatically to release, and immediately prior to such sale or other disposition, does hereby agree to release at such time, any and all Liens and other rights and interests it possesses or may possess from time to time, without further action of the parties, in, to and under such 2023-A Vehicle, the proceeds thereof (including pursuant to any Insurance Policy) with respect to or covering such 2023-A Vehicle and any contract or agreement for the sale or other disposition of such 2023-A Vehicle.  Notwithstanding the foregoing, nothing herein shall constitute a release of any rights under the 2023-A Basic Documents to receive an amount equal to the proceeds of such sale or other disposition.

The 2023-A Exchange Noteholder, by accepting this 2023-A Exchange Note, covenants and agrees that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of all Secured Obligations under the Basic Collateral Agency Agreement, the Exchange Note Supplement, the Exchange Notes, the outstanding Certificates and the outstanding Securities, it will not institute against the Titling Trust, the Initial Beneficiary or the Transferor, or join in any institution against the Titling Trust, the Initial Beneficiary or the Transferor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any Insolvency Law in connection with any obligations relating to the 2023-A Exchange Note, the Basic Collateral Agency Agreement, the Exchange Note Supplement or any of the other 2023-A Basic Documents and agrees that it will not cooperate with or encourage others to institute any such Proceedings.

The Borrower has entered into the Exchange Note Supplement and this 2023-A Exchange Note is issued with the intention that, for U.S. federal, State and local income, single business and franchise tax purposes, this 2023-A Exchange Note will represent ownership of the 2023-A Reference Pool.  The 2023-A Exchange Noteholder, by its acceptance of this 2023-A Exchange Note, will be deemed to agree to treat this 2023-A Exchange Note for U.S. federal, State and local income, single business and franchise tax purposes in accordance with such treatment unless otherwise required by law.

Prior to the due presentment for registration of transfer of this 2023-A Exchange Note, the Borrower and the Administrative Agent and any agent of the Borrower or the Administrative Agent may treat the Person in whose name this 2023-A Exchange Note (as of the day of determination or as of such other date as may be specified in the Exchange Note Supplement) is registered as the owner hereof for all purposes, whether or not this 2023-A Exchange Note is overdue, and none of the Borrower, the Administrative Agent or any such agent will be affected by notice to the contrary.

The Basic Collateral Agency Agreement permits the amendment thereof (in any manner and for any purpose) by the parties thereto so long as each Exchange Noteholder of an Outstanding Exchange Note has consented to such amendment.  The Basic Collateral Agency Agreement also permits the amendment thereof to amend or waive certain terms and conditions set forth therein without the consent of the Exchange Noteholders provided that certain conditions are satisfied.  Any such consent by the 2023-A Exchange Noteholder will be conclusive and binding upon the 2023-A Exchange Noteholder and upon all future holders of this 2023-A Exchange Note and of any 2023-A Exchange Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this 2023-A Exchange Note.

THIS 2023-A EXCHANGE NOTE, THE BASIC COLLATERAL AGENCY AGREEMENT AND THE EXCHANGE NOTE SUPPLEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

No reference herein to the Basic Collateral Agency Agreement or the Exchange Note Supplement, and no provision of this 2023-A Exchange Note or of the Basic Collateral Agency Agreement, will alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this 2023-A Exchange Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the 2023-A Basic Documents, none of U.S. Bank Trust National Association in its individual capacity, or Collateral Title Co., in its individual capacity, or any of their respective affiliates, partners, beneficiaries, agents, officers, directors, employees or successors or assigns, will be personally liable for, nor will recourse be had to any of them for, the payment of principal of or interest on this 2023-A Exchange Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Basic Collateral Agency Agreement or the Exchange Note Supplement.  The 2023-A Exchange Noteholder, by its acceptance hereof, agrees that, except as expressly provided in the 2023-A Basic Documents, in the case of an Exchange Note Default under the Basic Collateral Agency Agreement or the Exchange Note Supplement, the 2023-A Exchange Noteholder will have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein will be taken to prevent recourse to, and enforcement against, the assets of the Borrower for any and all liabilities, obligations and undertakings contained in the Basic Collateral Agency Agreement, the Exchange Note Supplement or in this 2023-A Exchange Note.

ASSIGNMENT

Social Security or taxpayer I.D.  or other identifying number of assignee.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers without recourse unto
(name and address of assignee)

the within 2023-A Exchange Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said 2023-A Exchange Note on the books kept for registration thereof, with full power of substitution in the premises.

Date:

EXHIBIT B

SCHEDULE OF 2023-A REFERENCE POOL ASSETS

(On file with the Collateral Agent)

B-1

SCHEDULE A

ITEM 1119 PARTIES

Transferor
Seller
Servicer
Indenture Trustee
Owner Trustee
Collateral Agent
Titling Trust
Asset Representations Reviewer

SA-1

SCHEDULE B

DISCLOSURE ITEMS

Part II - Form 10-D Disclosure Items

FORM 10-D DISCLOSURE ITEMS
Item on Form 10-D	Responsible Party
Item 1: Distribution and Pool Performance Information
Information included in the Monthly Investor Report	Servicer Administrator
Any information required by Item 1121(a) and (b) which is NOT included on the Monthly Investor Report	Transferor
Item 1A. Asset-Level Information.
Information required by Item 1111 and Item 1125; Schedule AL – Asset-level information.	Servicer
Item 1B. Asset Representations Reviewer and Investor Communication.
Item 1121(d) – Asset Review	Servicer
Item 1121(e) – Investor Communication	Indenture Trustee Servicer

Item 2: Legal Proceedings

•      Any legal Proceeding pending against the following entities or their respective property, that is material to Noteholders, including any Proceeding known to be contemplated by governmental authorities:

• Issuing Entity (Trust)	Transferor
• Sponsor	Sponsor or Transferor
• Transferor	Transferor
• Indenture Trustee	Indenture Trustee
• Administrator	Administrator
• Servicer	Servicer
• Owner Trustee	Owner Trustee
• Titling Trust	Transferor
• Any 1108(a)(2) Servicer (other than the Servicer or Administrator)	Transferor
• Any other party contemplated by 1100(d)(1)	Transferor

FORM 10-D DISCLOSURE ITEMS
Item on Form 10-D	Responsible Party

Item 3: Sale of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q

With respect to any sale of securities by the sponsor, transferor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.

Transferor

Item 4: Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

Administrator
Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Administrator Indenture Trustee
Item 6: Significant Obligors of Pool Assets	N/A
Item 7. Change in Sponsor Interest in the Securities.
Item 1124 – Sponsor Interest in the Securities, with respect to the reporting period covered by this report	Sponsor Servicer
Item 8: Significant Enhancement Provider Information	N/A
Item 9: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item
Item 10: Exhibits
Monthly Statement to Noteholders	Administrator
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Transferor

Part III - Form 10-K Disclosure Items

FORM 10-K DISCLOSURE ITEMS
Item on Form 10-K	Responsible Party
Item 1B: Unresolved Staff Comments	Transferor
Item 9B: Other Information	Any party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Transferor
Additional Item: Disclosure per Item 1117 of Reg AB	(i) All parties as to themselves except the Transferor as to the issuing entity, any 1106(b) originator and any 1100(d)(1) party
Additional Item: Disclosure per Item 1119 of Reg AB	(i) All parties to the Sale and Servicing Agreement (as to themselves), (ii) the Transferor as to the sponsor, originator, significant obligor, enhancement or support provider
Additional Item: Disclosure per Item 1112(b) of Reg AB	Transferor/ Servicer
Additional Item: Disclosure per Items 1114(b) and 1115(b) of Reg AB	Transferor

Part IV - Form 8-K Disclosure (Reportable Events)

FORM 8-K DISCLOSURE (REPORTABLE EVENTS)
Item on Form 8-K	Responsible Party

Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if transferor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus.

All parties as to themselves

Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if transferor is not a party.

Examples: servicing agreement, custodial agreement.

All parties as to themselves
Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Transferor
• Sponsor (Seller)	Transferor/Sponsor
• Transferor	Transferor
• Servicer	Servicer
• Affiliated Servicer	Servicer
• Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer
• Other material servicers	Servicer
• Indenture Trustee	Indenture Trustee
• Administrator	Administrator
• Owner Trustee	Owner Trustee

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the noteholders.

Transferor Servicer Administrator

FORM 8-K DISCLOSURE (REPORTABLE EVENTS)
Item on Form 8-K	Responsible Party
Item 3.03- Material Modification to Rights of Security Holders Disclosure is required of any material modification to documents defining the rights of noteholders, including the Indenture.	Administrator Indenture Trustee Transferor
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Transferor
Item 6.01- ABS Informational and Computational Material	Transferor

Item 6.02- Change of Servicer or Trustee

Requires disclosure of any removal, replacement, substitution or addition of any Servicer, affiliated servicer, and other servicer servicing 10% or more of pool assets at time of report, other material servicers or Indenture Trustee.

Transferor
Reg AB disclosure about any new servicer or Servicer is also required.	Servicer/Transferor
Reg AB disclosure about any new Indenture Trustee is also required.	New Indenture Trustee

Item 6.03- Change in Credit Enhancement or External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.

N/A
Reg AB disclosure about any new enhancement provider is also required.	Transferor
Item 6.04- Failure to Make a Required Distribution	Servicer Indenture Trustee

Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

Transferor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Transferor
Item 7.01- Reg FD Disclosure	Transferor

FORM 8-K DISCLOSURE (REPORTABLE EVENTS)
Item on Form 8-K	Responsible Party
Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to noteholders.	Transferor
Item 9.01- Financial Statements and Exhibits	Responsible party, as applicable, for reporting/disclosing the financial statement or exhibit

SCHEDULE C

ARTICLE NINE SECURITY INTEREST REPRESENTATIONS AND WARRANTIES

1.
The Basic Collateral Agency Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral (other than the Collateral Vehicles (the “Nonvehicle Collateral”)) in favor of the Collateral Agent, which security interest is prior to all other Liens (other than Permitted Liens) of any Person (other than the Collateral Agent and other than as permitted by the Basic Collateral Agency Agreement and the other Basic Documents) and is enforceable as such as against creditors of and purchasers from the Borrower.

2.	The Nonvehicle Collateral constitutes “tangible chattel paper”, “electronic chattel paper”, “accounts,” “instruments” or “general intangibles,” within the meaning of the applicable UCC.

3.
With respect to the Nonvehicle Collateral that constitutes tangible chattel paper or electronic chattel paper, the Borrower has taken all steps necessary to perfect its security interest against the obligor in the property securing the lease.

4.	The Borrower owns and has good and marketable title to the Collateral constituting the Reference Pool with respect to such Exchange Note free and clear of any Lien, claim or encumbrance of any Person.

5.
The Borrower has received all consents and approvals to the sale of the Nonvehicle Collateral hereunder to the Collateral Agent required by the terms of the Nonvehicle Collateral that constitute instruments or payment intangibles.

6.
The Borrower has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Nonvehicle Collateral granted to the Collateral Agent hereunder (to the extent that a security interest can be perfected by such filing).

7.
The Borrower has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Nonvehicle Collateral.  The instruments or tangible chattel paper that constitute or evidence the Nonvehicle Collateral do not have any marks or notations indicating that they have been pledged, assigned, or otherwise conveyed to any Person other than the Collateral Agent.  All financing statements filed or to be filed against the Borrower in favor of the Collateral Agent in connection herewith describing the Collateral contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”

8.
With respect to Nonvehicle Collateral that constitutes an instrument or tangible chattel paper, all original executed copies of each such instrument or tangible chattel paper have been delivered to the Collateral Agent or to a custodian acting on behalf of the Collateral Agent.

SC-1

9.
Other than the security interest granted to the Collateral Agent pursuant to the Basic Collateral Agency Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral, including Collateral included in a Reference Pool with respect to an Exchange Note. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of the collateral covering the Collateral other than any financing statement relating to the security interest granted to the Collateral Agent hereunder, any financing statement that has been terminated or any financing statement relating to any “back-up security interest” filed in connection with an Exchange Note. The Borrower is not aware of any judgment or tax lien filings against the Borrower.

10.
For a Lease that is electronic chattel paper, the Borrower has not communicated an authoritative copy of the Lease that constitutes or evidences the Collateral to any Person other than the Collateral Agent.

11.
Notwithstanding any other provision of the Basic Collateral Agency Agreement or any other Basic Document or related transaction document, the perfection representations, warranties and covenants contained in this Schedule shall be continuing, and remain in full force and effect until such time as all obligations under the Basic Documents and any other related transaction document with respect to the related Exchange Note and the related asset-backed notes have been finally and fully paid and performed.

SC-2